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                                                                  EXHIBIT 10.11






                                     1999

                             ANNUAL INCENTIVE PLAN


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1999 ANNUAL INCENTIVE PLAN
Page 2


                          1999 ANNUAL INCENTIVE PLAN
                               TABLE OF CONTENTS



Criteria for Participation.............................................. 3

Target Bonus............................................................ 3

Performance Measures.................................................... 4

Annual Incentive Threshold.............................................. 6

Bonus Adjustments....................................................... 6

Bonus Payout............................................................ 6

Computation of Total Shareholder Return................................. 7

Total Shareholder Return Incentive Scale................................ 8

ROCE Performance Measure Scale.......................................... 9

Example of AIP Award Calculation.....................................10-15

Peer Group..............................................................16

Employee Stock Ownership Guidelines.....................................17


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1999 ANNUAL INCENTIVE PLAN
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                          1999 ANNUAL INCENTIVE PLAN

Ultramar Diamond Shamrock Corporation's Annual Incentive Plan ("AIP") is designed to incentivize participants to enhance shareholder value.

In establishing this AIP and making decisions regarding participation and awards, the Board of Directors and the Company considers the following:

     . providing substantial compensation incentive for AIP participants to ensure they are focused in carrying out the Company's annual operating plans;

     . maintaining the competitiveness of the Company's program in attracting, rewarding, and retaining executives and other key employees;

     . the program's sensitivity to corporate financial and stock market performance; and

     . the extent to which participants are building a significant ownership stake in the Company and thus more closely identifying with the interests of shareholders.

Incentive targets will vary according to a participant's position and the relative impact a participant can have on the company's operations, typically as measured by total shareholder return ("TSR"), return on capital employed ("ROCE"), safety and environmental excellence ("SEE"), and individual performance achievement ("IPA"). The payment of any awards is conditioned on the Company's earnings and financial condition.

Awards will be determined by the 1999 results of the total Company and business units using TSR (where applicable), ROCE, and SEE performance measures, and the participant's IPA (where applicable). These performance measures are described in more detail below.

I.   Criteria for Participation

     Officers, high-level and select middle-level professionals who have been nominated by the Company's management, based upon their potential to impact the Company's performance, may participate in the AIP.

II.  Target Bonus

     Target bonuses are expressed as a percentage of the participant's base salary. Performance above or below target performance produces an award that is respectively greater or smaller than the target bonus.

     The Compensation Committee, in its sole discretion, determines a participant's target bonus. Target bonus percentages may be set at different levels, depending on the participant's scope of responsibility. Generally, the higher the level of responsibility, the greater the target bonus percentage. The Compensation Committee may also consider such factors as the participant's dedication, ingenuity, initiative, and other contributions made toward the Company's success. In no event may any participant's total annual award exceed 200% of his target bonus.
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1999 ANNUAL INCENTIVE PLAN
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III. Performance Measures

     For the Chief Executive Officer ("CEO"), 60% of the bonus is determined by the TSR performance measure, 30% by the ROCE (at the "Total Company" measurement level) performance measure, and 10% by the SEE measure (at the "Total Company" measurement level).

     In the case of Executive Committee Members (other than the CEO), 40% of the bonus is determined by the TSR performance measure, 30% by the ROCE (at the "Total Company" measurement level) performance measure, 20% by the IPA measure, and 10% by the SEE measure (at the "Total Company" measurement level).

     In the case of other participants (other than the CEO and other Executive Committee Members), 70% of the bonus is determined by ROCE (at the specified Unit measurement level) performance measure, 20% by the IPA measure, and 10% by the SEE measure (at the specified Unit measurement level).

     The TSR, ROCE, SEE, and IPA measures are calculated as a percent of target award, and reflect the Compensation Committee's assessment of the appropriate award levels for attaining different levels of relative performance. The Compensation Committee, in its sole discretion, may change the minimum and maximum measure levels during an AIP year.

     TSR Performance Measure
     -----------------------

     The TSR performance measure is UDS' share price appreciation plus dividends measured against the Company's peer group of refining and marketing companies ("Peer Group"). Members of the Peer Group are listed in Chart V.

     For each calendar quarter UDS' TSR is calculated and compared to the UDS' "Peer Group Average TSR" for the same period (see Chart I). The quarterly Peer Group TSR is first determined by calculating each Peer Group member's TSR; the Peer Group Average TSR is the simple, equally weighted average of the individual TSR results.

     The "point spread" is the difference between the quarterly UDS TSR and the Peer Group Average TSR. The "point spread" is annualized and applied against the TSR Incentive Scale (Chart II).

     The TSR performance measure percentage of target award is determined by averaging the quarterly target award percentages achieved during the AIP year. There is no award where the annualized quarterly point spread is less than -10 percentage points. There is no limitation on the quarterly percentage of target award that can be achieved.

     ROCE Performance Measure
     ------------------------

     ROCE performance is measured on "normalized" refining margins. "Normalized ROCE" compares ROCE for the year recalculated at 1997 industry refining margins to the target ROCE. The ROCE performance measure is determined on a full-year basis.

     The target ROCE component is established for the Company ("Total Company) and one or more Units. The Compensation Committee establishes the target ROCE

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1999 ANNUAL INCENTIVE PLAN
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     performance measures for the year. For 1999, the following ROCE measures have been established:

           UDS Business Unit             1999 Target
           -----------------             -----------
           West Coast                    10.0%
           Southwest                     13.0%
           Northeast                     22.0%
           Corporate (Total Company)     12.0%

     The ROCE results are compared against the ROCE Performance Measure Scale (Chart III). The scale for ROCE at normalized margins reaches a maximum 200% of target award.

     The calculation of the percentage of target award achieved for the ROCE performance measure for any of the Company's Canadian operations will be calculated in Canadian dollars, so as to neutralize currency exchange rate shifts during the year.

     SEE Performance Measure
     -----------------------

     The SEE performance measure consists of two components. The first measure is the Health and Safety component and the second measure is the Environmental Excellence component.

     The Health and Safety component is based on the Lost Workday Accident Frequency Rate ("LWAF"). LWAF goals have been established for each major operating facility/area. The LWAF Rate is the "Lost Workday" frequency per 100 employees. A Lost Workday case is any injury that results in days away from work, restricted duty, or both.

     Environmental Excellence objectives are designed to meet the highest priority elements of a facility or operation and/or avoidance of significant environmental risk or liability. Environmental Excellence goals will be developed on a facility-by-facility basis.

     The SEE performance measure is determined on a full-year basis. The two SEE performance measure components are weighted equally to determine the total SEE performance measure. The scale for SEE reaches a maximum 200% of target award.

     IPA Performance Measure
     -----------------------

     A participant's IPA performance is compared to the achievement of objectives which may include, but are not limited to, attainment of significant objective or quantifiable goals, and developmental goals in such areas as leadership, communication, and affirmative action. The percentage of target award achieved may range from 0% (failed to achieve objectives) to 200% (exceeded all expectations in achieving the objectives). The employee and his manager establish individual performance objectives, and progress and priorities are reviewed periodically during the year. Establishment of three to five individual objectives is suggested.

     An example of the calculation of a participant's award is set out in Chart IV.

IV.  Annual Incentive Threshold
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1999 ANNUAL INCENTIVE PLAN
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     Payment of any award is within the Compensation Committee's discretion.
     Before any funds become available for the AIP, the Committee will generally require that there be sufficient earnings before interest, taxes, depreciation, and amortization ("EBITDA") to cover the AIP "Annual Incentive Threshold." The Annual Incentive Threshold is the total of budgeted expenses for dividends, debt service, current taxation, corporate administration, and the total potential payout (calculated at target award level) for the AIP and all variable pay programs for employees not participating in the AIP.

     If sufficient funds are not available to pay the bonuses as calculated, all awards may be prorated by the ratio of the actual funds available for the AIP to the total calculated. In its sole discretion, the Compensation Committee may cause the balance of such prorated awards to be paid in stock or restricted stock.

V.   Bonus Adjustments

     At its discretion, the Compensation Committee may adjust actual performance measure results for extraordinary events or accounting adjustments resulting from significant asset purchases or dispositions or other events not contemplated or otherwise considered by the Compensation Committee when the performance measure targets were set.

VI.  Bonus Payout

     Awards typically are determined in January or February for performance in the preceding year. Awards are paid in cash, unless the participant has elected, or is required to receive, a portion of his award in restricted stock.

     Beginning in the year 2000 (at the time of award payout), participants with three years of eligibility and who have had incentive factors greater than 10% are required to hold shares of Company stock sufficient to meet any applicable stock ownership guidelines that have been approved by the Compensation Committee. The current applicable stock ownership guidelines are set out in Chart VI. If you do not own the required number of shares on December 31, 1999, you must either elect to receive 25% of your gross AIP bonus in restricted stock or elect to purchase UDS stock in the amount of 25% of your gross AIP bonus.

     Participants may increase the percentage of bonus payment taken in restricted shares. They may also request that the Compensation Committee extend the restriction period beyond the minimum two years up to a maximum of five years. In both cases elections and requests must be received by David Rico in the San Antonio Compensation Department no later than December 31st of the AIP year.
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1999 ANNUAL INCENTIVE PLAN
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                                    CHART I

                COMPUTATION OF TOTAL SHAREHOLDER RETURN ("TSR")
                -----------------------------------------------

1.   For each calendar quarter:

TSR is calculated at the end of each calendar quarter, using the last trading day's closing price for the preceding quarter (the beginning price) and the current quarter (the ending price) plus the dividend for the period.

           Ending Price + Dividends       - 1
           ------------------------
               Beginning Price

     For example, UDS' TSR is calculated as follows, assuming a beginning price of $32, an ending price of $33, and $.275 in dividends:

           $33.00 + $.275    - 1 = 3.98%
           --------------
             $32.00

This calculation is performed for UDS and each company in its Peer Group. UDS' TSR is compared to its Peer Group's average TSR to determine the "point spread." The Peer Group's average is determined by a simple (not weighted) average of the TSR results for the Peer Group.

The point spread is annualized by multiplying it by 4, and is then compared to the Total Shareholder Return Incentive Scale (Chart II) to determine the annualized percentage of target award achieved. The quarterly percentage of target award is then determined by dividing by 4 the annualized percentage of target award indicated on Chart II.

     For example, the "point spread" is calculated as follows, assuming UDS' TSR was 3.5% and its Peer Group average TSR was -1.5%:

           3.5% - (-1.5%) = 5% percentage points

           4 x 5% = 20% (the annualized point spread)

     Applying the 20% point spread to Chart II reflects that 160% of target award was achieved for the quarter. Since 160% is the annualized percentage of target award, in this example 40% (one-fourth of 160%) is the quarterly percentage of target award achieved.

2.   At the end of the AIP year:

The quarterly percentages of target award achieved during the AIP year are averaged (totaled and divided by 4) to yield the total TSR performance measure's percentage of target award achieved for the AIP year.
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1999 ANNUAL INCENTIVE PLAN
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                                   CHART II

                   TOTAL SHAREHOLDER RETURN INCENTIVE SCALE
                   ----------------------------------------

------------------------------------------------------------------------------
     TSR Percentage Point Spread                     % of Target Award
------------------------------------------------------------------------------
           55 to 60                                        300%
           50 to 55                                        280%
           45 to 50                                        260%
           40 to 45                                        240%
           35 to 40                                        220%
           30 to 35                                        200%
           25 to 30                                        180%
           20 to 25                                        160%
           15 to 20                                        140%
           10 to 15                                        120%
            5 to 10                                        100%
           -5 to  5                                         90%
          -10 to -5                                         75%
------------------------------------------------------------------------------

The scale is continued on a linear basis above 60%, with each 5-percentage point increment equaling a 20% increment for the annualized percentage of target award achieved.









--------------------
*annualized
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1999 ANNUAL INCENTIVE PLAN
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                                   CHART III

                        ROCE PERFORMANCE MEASURE SCALE/1/
                        ------------------------------




          -----------------------------------------------------------
                                                ROCE Achieved at

             Payout % of Target               Normalized Refining

                   Award                            Margins

          -----------------------------------------------------------
                 200/2/                               115
                 130                                  100
                 60                                    85
                  0                          less than 85


           Results between points on the scale will be interpolated.









-----------------------------------
/1/ ROCE as a percentage of budget.

/2/ Scale not continued above 200%.
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1999 ANNUAL INCENTIVE PLAN
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                                   CHART IV

                       EXAMPLE OF AIP AWARD CALCULATION:
                      Vice Presidents and Senior Managers
                      -----------------------------------

Assume the following for this example:
     . the participant is in the Total Company (Corporate) category . the target normalized ROCE is 10.00%
     .  ROCE at normalized refining margins is 10.75%
     .  ROCE at normalized refining margins performance is 107.5%
        (10.75%/10.00%)

For an AIP participant earning $100,000 per year and a 20% target bonus, the award is determined as follows:

1. The ROCE performance measure (70% of total award) portion of the bonus payout:

        By referring to the applicable ROCE Performance Measure Scale (Chart
        III):

           .  ROCE results at normalized refining margins at 107.5% of target =

              165.0% of target award

        ROCE Performance Measure Percentage of Salary =

              [(165.0% percentage of target award)] X 20% target bonus X 70%

              ROCE performance measure weight = 23.1%

        ROCE Performance Measure Bonus Payout = 23.1% X $100,000 = $23,100

2. The IPA performance measure (20% of total award for this participant) portion of the bonus payout:

        IPA Performance Measure Percentage of Salary =

              20% IPA performance measure weight x 20% of target bonus x 110%

              percentage of target award = 4.4%

        IPA Performance Measure Bonus Payout = 4.4% of $100,000 = $4,400

3. The SEE performance measure (10% of total award for this participant) portion of the bonus payout

        SEE Performance Measure Percentage of Salary =

           10% SEE performance measure weight x 20% of target bonus x 100%

           percentage of target award = 2.0%

        SEE Performance Measure Bonus Payout = 2.0% of $100,000 = $2,000
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1999 ANNUAL INCENTIVE PLAN
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In this example this participant's total bonus would be $23,100 + $4,400 +
$2,000 = $29,500.
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1999 ANNUAL INCENTIVE PLAN
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                                   CHART IV

                       EXAMPLE OF AIP AWARD CALCULATION:
                       ----------------------------------
                 Executive Committee Members (Other Than CEO)
                 --------------------------------------------


Assume the following for this example:
     . the participant is in the Total Company (Corporate) category . the target normalized ROCE is 10.00%
     .  ROCE at normalized refining margins is 10.75%
     .  ROCE at normalized refining margins performance is 107.5%
        (10.75%/10.00%)

For an AIP participant earning $150,000 per year and a 25% target bonus, the award is determined as follows:

1. The ROCE performance measure (30% of total award) portion of the bonus payout:

        By referring to the applicable ROCE Performance Measure Scale (Chart
        III):

        .  ROCE results at normalized refining margins at 107.5% of target =

           165.0% of target award

        ROCE Performance Measure Percentage of Salary =

           [(165.0% percentage of target award)] X 25% target bonus X 30% ROCE performance measure weight = 12.375%

        ROCE Performance Measure Bonus Payout = 12.375% X $150,000 = $18,562.50

2. The TSR performance measure (40% of total award) portion of the bonus payout:

        The Company's TSR point spread (by calendar quarter):

------------------------------------------------------------------------------
         Quarter               Actual Point Spread           % Target Award*
------------------------------------------------------------------------------
           1st                       + 7.5%                        180%
           2nd                       - 3.0%                          0%
           3rd                       + 4.0%                        140%
           4th                       + 6.0%                        160%
          Total                                                    480%
------------------------------------------------------------------------------

        TSR Performance Measure Percentage of Salary =

           40% TSR performance measure weight x 25% of target bonus x 120%

           percentage of target award = 12%

        TSR Performance Measure Bonus Payout = 12% of $150,000 = $18,000





---------------------------
*Annualized by multiplying the point spread by 4 and applying each quarter's result against Chart II to determine the Incentive % Target achieved for each quarter; these values are totaled (480%) and divided by 4 to determine the Incentive Target % achieved for the AIP year (120%).
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1999 ANNUAL INCENTIVE PLAN
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3.   The IPA performance measure (20% of total award for this participant)
     portion of the bonus payout:

        IPA Performance Measure Percentage of Salary =

           20% IPA performance measure weight x 25% of target bonus x 110%

           percentage of target award = 5.5%

        IPA Performance Measure Bonus Payout = 5.5% of $150,000 = $8,250

4. The SEE performance measure (10% of total award for this participant) portion of the bonus payout

        SEE Performance Measure Percentage of Salary =

           10% SEE performance measure weight x 25% of target bonus x 100%

           percentage of target award = 2.5%

        SEE Performance Measure Bonus Payout = 2.5% of $150,000 = $3,750

In this example this participant's total bonus would be $18,562.50 + $18,000 + $8,250 + $3,750 = $48,562.50.
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1999 ANNUAL INCENTIVE PLAN
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                                   CHART IV

                       EXAMPLE OF AIP AWARD CALCULATION:
                       ----------------------------------
                                      CEO
                                      ---

Assume the following for this example:
     . the participant is in the Total Company (Corporate) category . the target normalized ROCE is 10.00%
     .  ROCE at normalized refining margins is 10.75%
     .  ROCE at normalized refining margins performance is 107.5%
        (10.75%/10.00%)

For an AIP participant earning $200,000 per year and a 30% target bonus, the award is determined as follows:

1. The ROCE performance measure (30% of total award) portion of the bonus payout:

        By referring to the applicable ROCE Performance Measure Scale (Chart
        III):

        .  ROCE results at normalized refining margins at 107.5% of target =

           165.0% of target award

        ROCE Performance Measure Percentage of Salary =

           [(165.0% percentage of target award)] X 30% target bonus X 30% ROCE performance measure weight = 14.85%

        ROCE Performance Measure Bonus Payout = 14.85% X $200,000 = $29,700

2. The TSR performance measure (60% of total award) portion of the bonus payout:

     The Company's TSR point spread (by calendar quarter):

------------------------------------------------------------------------------
         Quarter            Actual Point Spread           % Target Award*
------------------------------------------------------------------------------
           1st                    + 7.5%                         180%
           2nd                    - 3.0%                           0%
           3rd                    + 4.0%                         140%
           4th                    + 6.0%                         160%
          Total                                                  480%
------------------------------------------------------------------------------

        TSR Performance Measure Percentage of Salary =

           60% TSR performance measure weight x 30% of target bonus x 120%

           percentage of target award = 21.6%


        TSR Performance Measure Bonus Payout = 21.6% of $200,000 = $43,200




------------------------
*Annualized by multiplying the point spread by 4 and applying each quarter's result against Chart II to determine the Incentive % Target achieved for each quarter; these values are totaled (480%) and divided by 4 to determine the Incentive Target % achieved for the AIP year (120%).
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1999 ANNUAL INCENTIVE PLAN
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3.   The SEE performance measure (10% of total award for this participant)
     portion of the bonus payout

        SEE Performance Measure Percentage of Salary =

           10% SEE performance measure weight x 30% of target bonus x 100%

           percentage of target award = 3.0%

Individual Performance Measure Bonus Payout = 3.0% of $200,000 = $6,000

In this example this participant's total bonus would be $29,700 + $43,200 + $6,000 = $78,900.
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1999 ANNUAL INCENTIVE PLAN
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                                    CHART V

                                  PEER GROUP
                                  ----------


CROWN CENTRAL PETROLEUM

GIANT INDUSTRIES INC.

HOLLY CORP.

SUN COMPANY INC.

TESORO PETROLEUM

TOSCO CORP.

USX-MARATHON GROUP

VALERO ENERGY CORP.
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1999 ANNUAL INCENTIVE PLAN
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                                    CHART VI

                     EMPLOYEE STOCK OWNERSHIP REQUIREMENTS
                     -------------------------------------

        ----------------------------------------------------------------
               Employee Group                          Guideline
        ----------------------------------------------------------------
                   CEO                            3x Annual Base Pay
        Senior Vice Presidents and Above          2x Annual Base Pay
             Vice Presidents*                     1x Annual Base Pay
             Senior Managers**                    1x Annual Base Pay
        ----------------------------------------------------------------
        *  Vice Presidents of UDS or any of its subsidiaries
        ** Participants with incentive factors greater than 10%

 Shares to be counted toward ownership:

     .  personal or beneficially owned shares

     .  Company-sponsored program shares (e.g. ESOP, 401(k), Canadian Savings
        Plan)

     .  restricted shares

     . for senior managers only - the value of vested stock options which exceed the exercise price

A Participant's ownership requirement becomes effective upon completion of three years' participation in the Annual Incentive Plan with an incentive factor level of greater than 10%. For example:

     . If you began participating in the Annual Incentive Plan in 1997 and you participated with an incentive factor level of 15% or higher in 1997, 1998, and 1999, your ownership requirement becomes effective on December 31, 1999.

     . If you began participating in the Annual Incentive Plan in 1997 and participated in 1997 with an incentive factor level of 10%, and in 1998 and 1999 with a factor of 15%, your ownership requirement becomes effective on December 31, 2000.

Certification of ownership level will be required before AIP bonus payout.